[CLARK, THOMAS & WINTERS Letterhead]


                                January 21, 1998

VIA FEDERAL EXPRESS

Mr. T.J. Carroll
KN Energy, Inc.
370 Van Gordon Street
Lakewood, CO  80228

          Re:  Foreign Investment Letter from Railroad Commission

Dear T.J.:

          Enclosed please find the following:

          1. Original letter from Ron Kitchens to Jonathan Katz regarding KN Energy Mexico project.

          2.   Copy of No. 1 for Office of Public Utility Regulation.

          As I indicated on my voice mail to your earlier today, Ron delivered these to me rather than mail them so that we had the option of having KN's Washingotn counsel hand deliver same. If you would prefer to have the letters mailed to the SEC, Railroad Commission envelopes are also enclosed.

          Let me know if you require anything further relative to this matter.

                                        Very truly yours,


                                        /s/ Daniel R. Renner
                                        ----------------------------------------
                                        Daniel R. Renner

DRR:ssm
Enclosures